                                                                    EXHIBIT 10.1

[Certain information has been omitted from this document pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission and the omitted information has been separately submitted to the Securities and Exchange Commission.]


                   FIRST AMENDMENT TO INTERIM SUPPLY AGREEMENT

This FIRST AMENDMENT TO INTERIM SUPPLY AGREEMENT (the "Amendment") is made this 22nd day of July 2003, by and between ASTRAZENECA LP, a Delaware limited partnership ("Manufacturer"), and AAIPHARMA LLC, (f/k/a NeoSan Pharmaceuticals Inc.), a Delaware limited liability company ("Company") and wholly-owned subsidiary of aaiPharma Inc.

WHEREAS, Manufacturer and Company are parties to that certain Interim Supply Agreement, dated as of August 17, 2001, (the "Supply Agreement") relating to the Manufacture of Products by Manufacturer for Company; and

WHEREAS, the parties now wish to amend certain terms and conditions of the Supply Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

         1. DEFINITIONS. All capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Supply Agreement.

         2.       AMENDMENT OF SECTION 1.1.

         The following definitions in Section 1.1 of the Supply Agreement are hereby amended or added as follows:

                  2.1 Section 1.1(a) ("Active Pharmaceutical Ingredient") is amended by adding the following sentence at the end of this subsection:

                           "Upon the approval of each Reformulation NDA, Exhibit B shall be amended to include the active pharmaceutical ingredients as specified in the applicable Reformulation NDA."

                  2.2 Section 1.1(d) ("Approved Reformulation") shall be recaptioned in the plural, i.e., as "Approved Reformulations".

                  2.3 Section 1.1(bb) ("Manufacturing Fee") is amended by replacing the words "Section 5.1" with the words "Section 6.1".

                  2.4 Section 1.1(kk) ("Registrations") is amended by adding the following phrase immediately prior to the period:

                           "and, once approved by the FDA, each of the Reformulation NDAs and the SNDA to NDA 8-809."

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                  2.5      Section 1.1(mm) ("Specifications") is amended by
         adding the following phrase immediately prior to the period:

                           "and, as appropriate, in accordance with the reformulation approved under each of the Reformulation NDAs and the SNDA to NDA 8-809, once approved by the FDA. Additional Specifications will be provided by Company and incorporated into the Agreement upon approval of the applicable NDA and SNDA."

                  2.6      A new subsection (tt) is added and reads as follows:

                           "New Drug Application" means a New Drug Application submitted in accordance with the federal Food, Drug and Cosmetic Act, as amended.

                  2.7      A new subsection (uu) is added and reads as follows:

                           "MVI-Adult (bulk)" means MVI-Adult bulk solution that is comprised of a three-vitamin component and a ten-vitamin component (which contains vitamin K).

                  2.8      A new subsection (vv) is added and reads as follows:

         [Certain information has been omitted from this document pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission and the omitted information has been separately submitted to the Securities and Exchange Commission.]

                  2.9      A new subsection (ww) is added and reads as follows:

                           "MVI-Adult" means the MVI-12 Product that has been reformulated in accordance with the Federal Register Notice published by the FDA on April 20, 2000 [Docket No. 79N-0113] and is the subject of NDA 21-625.

                  2.10     A new subsection (xx) is added and reads as follows:

         [Certain information has been omitted from this document pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission and the omitted information has been separately submitted to the Securities and Exchange Commission.]

                  2.11     A new subsection (yy) is added and reads as follows:

                           "Reformulation NDA" means each of (i) New Drug Application 21-643 filed by Manufacturer on behalf of Company with FDA (relating to MVI-Adult (pharmacy bulk package)), as the same may be amended or supplemented,


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

                           and (ii) New Drug Application 21-625 filed by Manufacturer on behalf of Company with FDA (relating to other packaging configurations of MVI-Adult), as the same may be amended or supplemented.

                  2.12     A new subsection (zz) is added and reads as follows:

                           "MVI-Adult Products" means MVI-Adult (bulk),
                           MVI-Adult, and MVI-Adult (pharmacy bulk package)."

                  2.13     A new subsection (aaa) is added and reads as follows:

         [Certain information has been omitted from this document pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission and the omitted information has been separately submitted to the Securities and Exchange Commission.]

                  2.14     A new subsection (bbb) is added and reads as follows:

                           "MVI-Adult (pharmacy bulk package)" means the MVI-12 Product that has been reformulated in accordance with the Federal Register Notice published by the FDA on April 20, 2000 [Docket No. 79N-0113] and is the subject of NDA 21-643.

         3. AMENDMENT OF SECTION 3.6

                  Section 3.6 of the Supply Agreement is hereby deleted in its entirety and replaced by the following:

"Company acknowledges that Manufacturer is attempting to reformulate, on behalf of Company, the Product currently marketed and sold as "MVI-12" (the "MVI-12 Product") in accordance with the Federal Register Notice published by the FDA on April 20, 2000 [Docket No. 79N-0113]. In addition, Manufacturer, on behalf of the Company, has submitted the Reformulation NDAs to the FDA. Company is responsible for [Certain information has been omitted from this document pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission and the omitted information has been separately submitted to the Securities and Exchange Commission.] Manufacturer and Company agree that without further action or deed (a) if and when New Drug Application 21-625 is approved by the FDA, all references to Product in the Supply Agreement will thereafter also include MVI-Adult in the single-dose packaging configurations specified in such New Drug Application, and MVI-Adult (bulk); (b) if and when New Drug Application 21-643 is approved by the FDA, all references to Product in the Supply Agreement will thereafter also include MVI-Adult (pharmacy bulk package) in the packaging configurations specified in such New Drug Application; and (c) if and when the SNDA is approved by FDA, this Supply Agreement will be amended so that all references to Product will thereafter also include [Certain information has been omitted from this document pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission and the omitted information has been separately submitted to the Securities and Exchange Commission.]


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

At such time as each Reformulation NDA and the SNDA is approved, the parties shall discuss and use good faith efforts to mutually agree upon a transition plan for the Manufacture hereunder of the applicable MVI-Adult Product and Reformulated MVI-12 Product and the discontinuation of the corresponding MVI-12 Product such that each transition will be completed within six (6) months of the applicable approval; provided that Manufacture of the MVI-Adult Products and Reformulated MVI-12 Products shall be implemented in accordance with Sections
3.1 and 3.2. All changes to the Specifications and the Manufacturing processes for the Products (including, without limitation, changes to or additions of Active Pharmaceutical Ingredients and Raw Materials) that are caused by or result from the Manufacture hereunder of MVI-Adult Products and Reformulated MVI-12 Products shall be deemed changes requested by the Company pursuant to
Section 2.4.

         4. AMENDMENT OF SECTION 6.1

                  Effective as of August 18, 2003, Section 6.1 is deleted in its entirety and replaced by the following:

"The price for the supply of each Product (the "Manufacturing Fee") is listed on
Schedule 6.1 "Manufacturing Fees" [Certain information has been omitted from this document pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission and the omitted information has been separately submitted to the Securities and Exchange Commission.] Effective as of August 18, 2005 and on each anniversary of the Effective Date thereafter, the Manufacturing Fees will be increased by [Certain information has been omitted from this document pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission and the omitted information has been separately submitted to the Securities and Exchange Commission.] Notwithstanding the foregoing, if any MVI-Adult Products and Reformulated MVI-12 Products are Manufactured prior to August 18, 2003, the Manufacturing Fee for such Products shall be in accordance with the Manufacturing Fees contained in Exhibit 6.1 hereto, as amended.

         5. AMENDMENT OF SECTION 8.1

                  Section 8.1 is amended by replacing the words "the second anniversary thereof" with the date "August 17, 2008" and by replacing the proviso therein in its entirety with the following:

                  "provided, however, (a) Company may from time to time, by giving six months prior written notice, terminate this Supply Agreement with respect to any or all of the Products, and (b) Manufacturer may terminate this Supply Agreement with respect to any or all of the Products on twenty-four (24) months' prior written notice given at any time commencing on or after August 17, 2004."

         6. AMENDMENT OF SECTION 9.1


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

                  Section 9.1 is amended by adding the phrase "the inability to obtain Active Pharmaceutical Ingredients and/or Raw Materials," after the word "limitation" in the sixth line of the first sentence.

         7. AMENDMENT OF SCHEDULE 1.1

                  Schedule 1.1 of the Supply Agreement is deleted and shall be replaced in its entirety by the new Schedule 1.1 attached hereto.

         8. AMENDMENT OF SCHEDULE 3.2

                  Schedule 3.2 of the Supply Agreement is deleted and shall be replaced in its entirety by the new Schedule 3.2 attached hereto. In the event that Company elects to purchase the requisite additional filling and support equipment for installation in Manufacturer's facility in 2005 or thereafter, the maximum annual quantities set forth in such Schedule 3.2 for the MVI-Adult Products and Reformulated MVI-12 Products shall return to the levels set forth in such Schedule 3.2 for 2003.

         9. AMENDMENT OF SCHEDULE 5.1

                  Effective August 18, 2003, Schedule 5.1 of the Supply Agreement is deleted and shall be replaced in its entirety by the new Schedule
6.1 attached hereto.

         10. ASSIGNMENT

                  Section 13.2 is hereby deleted in its entirety and replaced by the following:

                  "This Agreement may not be assigned by either party, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this entire Agreement and its rights and obligations hereunder to
                  (i) any of its Affiliates with a guarantee of performance by the assigning party, or (ii) an assignee with net worth at least equal to assignor's net worth and which agrees to assume all of assignor's relevant obligations thereunder. Any assignment in violation of this Section shall be void. All validly assigned rights and obligations of the parties shall be binding upon and inure to the benefit of and be enforceable against the permitted assigns of such party. If either party seeks and obtains the other party's consent to assign its rights or obligations to a third party, the assignee shall assume all rights and obligations of its assignor under this Agreement."

         11. NO OTHER AMENDMENTS. Except as expressly amended hereby, all other terms and conditions of the Supply Agreement shall remain in full force and effect.

         12. HEADINGS. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof.


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

         13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

         14. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment which shall be effective as of the day and year first above written.



AAIPHARMA LLC



By: /S/ DAVID M. HURLEY
Name: David M. Hurley
Title:  President
Date: July 22, 2003



ASTRAZENECA LP



By: /S/ GLENN M. ENGELMANN
Name: Glenn M. Engelmann
Title: Attorney in Fact
Date: July 25, 2003


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

                      AMENDMENT TO AAIPHARMA INC. GUARANTY

         WHEREAS, pursuant to a Guaranty attached to the Interim Supply Agreement (the "Agreement"), dated as of August 17, 2001, by and between AstraZeneca LP ("Manufacturer"), and aaiPharma LLC, f/k/a NeoSan Pharmaceuticals Inc. ("Company"), a wholly-owned subsidiary of aaiPharma Inc., aaiPharma Inc. has guaranteed the performance by Company of its obligations under the Agreement; and

         WHEREAS, Manufacturer and Company have amended the Agreement on the foregoing terms and conditions.

         NOW, THEREFORE, in consideration of Manufacturer's entering into, and continued performance under, the Agreement, the Guaranty is hereby amended to add the phrase, "as amended from time to time," immediately after the word "Agreement" in the fourth line thereof.

         IN WITNESS WHEREOF, aaiPharma Inc. has caused its duly authorized officer to execute this amendment which shall be effective as of July 22, 2003.



                                       aaiPHARMA Inc.



                                       By: /S/ PHILIP S. TABBINER
                                          --------------------------------------
                                          Name: Philip S. Tabbiner


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